EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Fourth Quarter and Full Year 2019 Results
•Record annual net income attributable to the Partnership of $61.0 million; record annual MLP distributable cash flow of $73.2 million
•Record annual production at OpCo
•Increased quarterly cash distribution in the fourth quarter by 1.5% sequentially, or 6% annualized, compared to the third quarter 2019 distribution, to $0.4714 per unit, the 20th consecutive quarterly increase in distributions
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership of $17.4 million, or $0.49 per limited partner unit, for the three months ended December 31, 2019, an increase of $5.5 million compared to fourth quarter 2018 net income attributable to the Partnership of $11.9 million. The increase in net income attributable to the Partnership was primarily due to the Partnership's increased ownership interest in Westlake Chemical OpCo LP ("OpCo") resulting from the acquisition of an additional 4.5% interest in OpCo in the first quarter of 2019 (the "Acquisition"), and higher third party sales margins. Cash flows from operating activities in the fourth quarter of 2019 were $115.7 million, an increase of $9.6 million compared to fourth quarter 2018 cash flows from operating activities of $106.1 million. This increase in cash flows from operating activities was primarily due to higher production volumes at OpCo and a decrease in working capital. For the three months ended December 31, 2019, MLP distributable cash flow of $18.8 million increased by $4.3 million from fourth quarter 2018 MLP distributable cash flow of $14.5 million. This increase was primarily due to the Acquisition and higher third party sales margins.
Fourth quarter 2019 net income attributable to the Partnership of $17.4 million increased by $2.5 million from third quarter 2019 net income attributable to the Partnership of $14.9 million, primarily due to increased production at OpCo and higher third party sales margins. Fourth quarter 2019 cash flows from operating activities of $115.7 million decreased by $5.8 million compared to third quarter 2019 cash flows from operating activities of $121.5 million, primarily due to an increase in working capital. Fourth quarter 2019 MLP distributable cash flow of $18.8 million decreased by $1.7 million compared to third quarter 2019 MLP distributable cash flow of $20.5 million, primarily due to higher maintenance capital spending, partially offset by higher third party sales margins and production volumes.
Net income attributable to the Partnership of $61.0 million, or $1.77 per limited partner unit, for the full year 2019 increased by $11.7 million compared to 2018 net income attributable to the Partnership of $49.3 million. The increase in net income attributable to the Partnership as compared to the prior year was primarily due to the Acquisition and higher third party sales margins, partially offset by higher interest expenses attributable to the Partnership. Cash flows from operating activities in the twelve months ended December 31, 2019 were $450.8 million, an increase of $14.6 million compared to 2018 cash flows from operating activities of $436.2 million, primarily due to a reduction in working capital. For the twelve months ended December 31, 2019, MLP distributable cash flow of $73.2 million increased by $13.2 million compared to 2018 MLP distributable cash flow of $60.0 million. The increase in MLP distributable cash flow versus the prior-year was primarily due to the Acquisition, record production at OpCo and higher third party sales margins, partially offset by maintenance capital expenditures.

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"We are pleased with the Partnership's record operational and financial performance. In 2019, we completed the third dropdown of interest in OpCo into the Partnership and achieved record income and distributable cash flow. As we enter 2020, we continue to reap benefits of the investments made to grow our earnings, cash flows and production while continuing to strengthen the Partnership," said Albert Chao, President and Chief Executive Officer. "Anchored by a strong relationship with our sponsor, Westlake Chemical, we will continue to take steps to maximize long-term value to unitholders. This quarter we increased our distribution for the 20th consecutive quarter, sustaining our top-tier distribution growth rate while continuing to deliver on our objective of reducing our reliance on the equity markets to align with our future capital requirements. As we navigate evolving market conditions, we continue to evaluate potential opportunities via our four levers of growth, including organic expansions of our current ethylene facilities, continuation of periodic dropdowns of interest in OpCo, acquisitions of other qualified income streams and a higher fixed-margin in our Ethylene Sales Agreement with Westlake. We are excited about continuing to deliver growth and long-term value to our unitholders."
On January 27, 2020, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the fourth quarter of 2019 of $0.4714 per unit to be payable on February 18, 2020 to unitholders of record as of February 3, 2020. The fourth quarter 2019 distribution increased by 1.5% compared to the third quarter 2019 distribution, or by 6.0% on an annualized basis. MLP distributable cash flow provided trailing twelve-month coverage of 1.13x the declared distributions for the fourth quarter of 2019.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to potential future growth of cash flows and distributions, taking steps to maximize long-term value to unitholders, potential organic expansions of our current ethylene facilities, potential continuation of periodic dropdowns of OpCo into the MLP, potential acquisitions of other qualified income streams, a potential higher fixed margin in our Ethylene Sales Agreement with Westlake, and delivery of growth and long-term value to our unitholders are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions of Westlake Chemical Corporation; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC in March 2019.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), but believe that certain non-GAAP financial measures, such as MLP distributable cash flow and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.
Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' fourth quarter 2019 results will be held Tuesday, February 18, 2020 at 12:00 PM Eastern Time (11:00 AM Central Time). To access the conference call, dial (855) 765-5686 or (234) 386-2848 for international callers, approximately 10 minutes prior to the scheduled start time and reference passcode 567 93 02.
A replay of the conference call will be available beginning two hours after its conclusion until 11:59 p.m. Eastern Time on Tuesday, February 25, 2020. To hear a replay, dial (855) 859-2056 or (404) 537-3406 for international callers. The replay passcode is 567 93 02.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/riphu4nv and the earnings release can be obtained via the Partnership web page at: http://investors.wlkpartners.com/CorporateProfile.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Chemical Corporation ("Westlake")	$233,860	$272,872	$937,625	$1,074,957
Net co-product, ethylene and other sales—third parties	38,938	62,853	154,246	210,665
Total net sales	272,798	335,725	1,091,871	1,285,622
Cost of sales	169,201	242,096	712,443	908,463
Gross profit	103,597	93,629	379,428	377,159
Selling, general and administrative expenses	7,844	7,173	29,278	27,590
Income from operations	95,753	86,456	350,150	349,569
Other income (expense)
Interest expense—Westlake	(4,187)	(5,381)	(19,623)	(21,433)
Other income, net	563	715	3,096	2,457
Income before income taxes	92,129	81,790	333,623	330,593
Provision for income taxes	219	208	728	22
Net income	91,910	81,582	332,895	330,571
Less: Net income attributable to noncontrolling interests in Westlake Chemical OpCo LP ("OpCo")	74,539	69,699	271,914	281,224
Net income attributable to Westlake Partners	$17,371	$11,883	$60,981	$49,347

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.49	$0.37	$1.77	$1.51

Distributions declared per unit	$0.4714	$0.4328	$1.8391	$1.6598

MLP distributable cash flow	$18,752	$14,524	$73,181	$60,024

Distribution declared
Limited partner units—public and privately held	$9,934	$7,845	$38,746	$30,077
Limited partner units—Westlake	6,657	6,112	25,972	23,439
Incentive distribution rights	—	—	—	733
Total distribution declared	$16,591	$13,957	$64,718	$54,249
EBITDA	$123,254	$113,837	$460,566	$460,868

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2019	December 31, 2018

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$19,923	$19,744
Receivable under the Investment Management Agreement— Westlake Chemical Corporation ("Westlake")	162,773	148,956
Accounts receivable, net—Westlake	42,847	57,280
Accounts receivable, net—third parties	9,914	16,404
Inventories	2,484	4,388
Prepaid expenses and other current assets	470	370
Total current assets	238,411	247,142
Property, plant and equipment, net	1,102,995	1,148,265
Other assets, net	52,050	66,718
Total assets	$1,393,456	$1,462,125

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued liabilities)	$38,849	$48,772
Long-term debt payable to Westlake	399,674	477,608
Other liabilities	2,798	1,664
Total liabilities	441,321	528,044
Common unitholders—public and privately held	471,736	409,608
Common unitholder—Westlake	48,350	48,774
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	277,514	215,810
Noncontrolling interest in OpCo	674,621	718,271
Total equity	952,135	934,081
Total liabilities and equity	$1,393,456	$1,462,125

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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018

	(In thousands of dollars)
Cash flows from operating activities
Net income	$332,895	$330,571
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,320	108,842
Other balance sheet changes	10,592	(3,262)
Net cash provided by operating activities	450,807	436,151
Cash flows from investing activities
Additions to property, plant and equipment	(43,707)	(39,862)
Maturities of investments with Westlake under the Investment Management Agreement	515,445	372,050
Investments with Westlake under the Investment Management Agreement	(529,445)	(384,000)
Net cash used for investing activities	(57,707)	(51,812)
Cash flows from financing activities
Net proceeds from common unit offering	62,661	—
Proceeds from debt payable to Westlake	123,511	3,648
Repayment of debt payable to Westlake	(201,445)	—
Quarterly distributions to noncontrolling interest retained in OpCo by Westlake	(315,564)	(341,888)
Quarterly distributions to unitholders	(62,084)	(53,363)
Net cash used for financing activities	(392,921)	(391,603)
Net increase (decrease) in cash and cash equivalents	179	(7,264)
Cash and cash equivalents at beginning of the year	19,744	27,008
Cash and cash equivalents at end of the year	$19,923	$19,744

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2019	2018	2019	2018
	(In thousands of dollars)

Net cash provided by operating activities	$121,482	$115,653	$106,147	$450,807	$436,151
Changes in operating assets and liabilities and other	(39,003)	(23,743)	(24,565)	(117,912)	(105,580)
Net Income	82,479	91,910	81,582	332,895	330,571
Add:
Depreciation, amortization and disposition of property, plant and equipment	26,582	27,048	27,922	107,835	110,691
Mark-to-market adjustment loss (gain) on derivative contracts	7,195	(5,695)	62	1,301	62
Less:
Contribution to turnaround reserves	(3,932)	(3,961)	(4,238)	(15,630)	(16,840)
Maintenance capital expenditures	(5,568)	(11,327)	(9,297)	(39,940)	(31,481)
Incentive distribution rights	—	—	—	—	(733)
Distributable cash flow attributable to noncontrolling interest in OpCo	(86,304)	(79,223)	(81,507)	(313,280)	(332,246)
MLP distributable cash flow	$20,452	$18,752	$14,524	$73,181	$60,024

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2019	2018	2019	2018
	(In thousands of dollars)

Net cash provided by operating activities	$121,482	$115,653	$106,147	$450,807	$436,151
Changes in operating assets and liabilities and other	(39,003)	(23,743)	(24,565)	(117,912)	(105,580)
Net Income	82,479	91,910	81,582	332,895	330,571
Less:
Other income, net	565	563	715	3,096	2,457
Interest expense	(4,411)	(4,187)	(5,381)	(19,623)	(21,433)
Provision for income taxes	(72)	(219)	(208)	(728)	(22)
Income from operations	86,397	95,753	86,456	350,150	349,569
Add:
Depreciation and amortization	26,681	26,938	26,666	107,320	108,842
Other income, net	565	563	715	3,096	2,457
EBITDA	$113,643	$123,254	$113,837	$460,566	$460,868